AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

      THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is entered into effective this 17th day of May 2004, by and among Itera Holdings BV ("Buyer"), Dune Energy, Inc. ("Seller"), and Vaquero Partners, LLC ("LLC").

                                   WITNESSETH:

      WHEREAS, Seller, Buyer and LLC have entered into that certain Stock Purchase Agreement dated May 10th, 2004; and

      WHEREAS, Seller, Buyer and LLC have agreed to modify and amend the Agreement;

      NOW, THEREFORE, in consideration of the agreements hereinafter set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and LLC agree as follows:

      1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

      2. Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to them in the Agreement.

      3. Amendments. The following amendments to the Agreement are hereby incorporated into the Agreement:

      a. The last sentence of Recital B of the Agreement is hereby restated by substituting "70,928,793" for "70,016,725".

      b. Section 1.4 is hereby restated to read as follows: "The parties acknowledge that Buyer has (i) already paid to company the sum of $821,000 and
(ii) agreed to pay the Company an additional $179,000 (collectively, the "Commitment Funds") pursuant to a Participation Letter Agreement executed as of April 7, 2004, and that pursuant to such agreement the Commitment funds shall be applied as a credit against the purchase price of the shares at the Closing.

      c. The first sentence of Section 3.3 is hereby restated to substitute "15,225,757" for "15,100,757".

      d. The second sentence of Section 3.3 is hereby deleted in its entirety.

      e. A new Section 6.5 is hereby added to Article VI to read as follows:
"All parties shall have executed an Assignment of Working Interest in Initial Well in substantially the form attached hereto as Exhibit E.

      f. A new Exhibit E is hereby added to the Agreement in the form attached hereto as Exhibit A.

      g. A new Section 7.15 is hereby added to Article VII to read as follows:
"The Company and LLC shall have executed an Amendment to this Agreement restating the number of shares to be issued to Buyer and modifying certain other provisions.

      h. A new Section 7.16 is hereby added to Article VII to read as follows:
"Buyer shall have received a fully-executed Amendment No. 1 to the employment agreement of Alan Gaines in substantially the form attached hereto as Exhibit F.

      i. A new Exhibit F is hereby added to the Agreement in the form attached hereto as Exhibit B.

      j. A new Section 7.17 is hereby added to Article VII to read as follows:
"Buyer shall have received copies of the resolutions approving the transactions contemplated in this Agreement as adopted by all of the Company's Board of Directors, as well as copies of the minutes of the Board of Directors' meeting at which the transactions were approved."

      k. A new Section 7.18 is hereby added to Article VII to read as follows:
"The Company and LLC shall have executed an Escrow Agreement in substantially the form attached hereto as Exhibit G."

      l. A new Exhibit G is hereby added to the Agreement in the form attached hereto as Exhibit C.

      m. A new Section 7.19 is hereby added to Article VII to read as follows:
"Buyer shall have received a fully-executed agreement relating to the issuance of additional shares to Buyer in the event of any subsequently-discovered discrepancies in the representations in this Agreement relating to the capitalization of the Company and Schedule 3.3 in substantially the form attached hereto as Exhibit H."

      n. A new Exhibit H is hereby added to the Agreement in the form attached hereto as Exhibit D.

      o. A new Section 7.20 is hereby added to Article VII to read as follows:
"All of the parties shall have executed an Escrow Agreement in substantially the form attached hereto as Exhibit I."

      p. A new Exhibit I is hereby added to the Agreement in the form attached hereto as Exhibit E.

      q. A new Section 7.21 is hereby added to Article VII to read as follows:
"Buyer shall have received written notice from Company regarding the amount of actual costs associated with the drilling and completion of the Initial Well (as defined in that certain Participation Letter Agreement entered into among the parties hereto and dated April 7, 2004 (the "PLA") that are set forth in the Authorization for Expenditure and that exceed $850,000 as contemplated in paragraph 5 of the Participation Letter Agreement dated April 7, 2004."


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

      r. The first bullet point of Schedule 3.3 is hereby deleted in its entirety.

      s. The third bullet point of Schedule 3.3 is hereby restated to substitute "2,974,377" for "2,854,377."

      t. The following bullet point is hereby added to Schedule 3.3: "Chris Lautenslager has been granted "piggy-back" registration rights with respect to 125,000 shares of Common Stock."

      u. The first sentence of paragraph #17 of Exhibit B is hereby restated to substitute "15,225,757" where "15,100,757" appears, and the last sentence of such paragraph is hereby restated to substitute "2,974,377" for "2,854,377."

      4. Controlling Agreement. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller, Buyer and LLC, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as modified herein, Seller, Buyer and LLC hereby represent and warrant that the Agreement remains in full force and effect and is hereby reaffirmed and ratified by Seller, Buyer and LLC.

      5. Counterparts, Facsimiles. This Amendment may be executed in counterparts. Each executed counterpart of this Amendment will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by telecopy by such party to the other party hereto shall be binding on the sending party when such telecopy is sent, and such sending party shall within the days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative.

                         [SIGNATURES ON FOLLOWING PAGE]


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

            IN WITNESS WHEREOF, the parties have executed this Amendment effective the day and year first set forth above.


                                                     SELLER:

                                                     DUNE ENERGY, INC.

Date: May 17, 2004                                   By: /s/ Alan Gaines
                                                     Name: Alan Gaines
                                                     Its: Chairman and Chief
                                                          Executive Officer


                                                     LLC:

                                                     VAQUERO PARTNERS, LLC

Date: May 17, 2004                                   By: /s/ Alan Gaines
                                                     Name: Alan Gaines
                                                     Its: Manager


                                                     BUYER:

                                                     ITERA HOLDINGS B.V.

Date: May 17, 2004                                   By: /s/ Raissa Frenkel
                                                     Name: Raissa Frenkel
                                                     Its: Authorized Signatory


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